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                                                                   EXHIBIT 99.2

                             CONTRIBUTION AGREEMENT

                                     Between

                        CORPORATE OFFICE PROPERTIES, L.P.

                                       And

                       MANEKIN INVESTMENT ASSOCIATES 3 LLC
                                AND RA & DM, INC.

                            Dated as of June 1, 2001

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE UPREIT AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


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     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of the ____ day of _______, 2001 (the "CONTRACT DATE"), by and among RA & DM, INC., a Maryland corporation ("GP"), and MANEKIN INVESTMENT ASSOCIATES 3 LLC, a Maryland limited liability company ("LP") (GP and LP are collectively referred to as "CONTRIBUTORS"); and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("UPREIT").

                                   BACKGROUND

     A. GP owns a 1% general partnership interest in Gateway 63 LLLP, a Maryland limited liability limited partnership (the "Partnership"), and LP owns a 99% limited partnership interest in the Partnership. Contributors are the sole partners in the Partnership. Prior to Closing, the Partnership shall be converted into a Maryland limited liability company (the "Company") at the cost of Contributors (the "Conversion"), such that GP shall own a 1% membership interest and LP shall own a 99% membership interest in the Company. Accordingly, Contributors shall own 100% of the membership interests in the Company (the "INTERESTS"). All references in this Agreement to the "Company" shall refer to the Partnership during the period prior to the Conversion.

     B. In this Agreement, the term "REAL PROPERTY" shall mean: (i) those parcels of land described on EXHIBIT A attached hereto (the "LAND"), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, the Company; (ii) all improvements located on the Land, including, but not limited to, the Buildings, and all other structures, systems, and utilities associated with, and utilized by, the Company in the ownership and operation of the Buildings (all such improvements being collectively referred to herein as the "IMPROVEMENTS"); (iii) all personal property of every nature and description owned by the Company and either (A) located on or in the Land or Improvements, or (B) used in connection with the operation and maintenance of the Real Property (collectively, the "PERSONAL PROPERTY"), including, without limitation, all (if any) personal property listed on EXHIBIT B attached hereto; (iv) all building materials, supplies, hardware, carpeting and other inventory owned by the Company and maintained in connection with the Company's ownership and operation of the Land and/or Improvements (collectively, the "INVENTORY"); and (v) all intangible property owned by the Company used or useful in connection with the foregoing including, without limitation, all trademarks, tradenames, development rights, entitlements, contract rights, tenant improvement loans, guarantees, licenses, permits and warranties (collectively, the "INTANGIBLE PERSONAL PROPERTY").

     C. Contributors and UPREIT desire to enter into this Agreement relating to the contribution and conveyance of the Interests in exchange for LP Units and other consideration (as defined below).


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                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

     1. DEFINITIONS.

     All terms which are not otherwise defined in this Agreement shall have the meaning set forth in this Section 1.

          1.1. "ACCREDITED INVESTOR" shall have the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

          1.2. "AFFILIATES(S)" shall mean any entity affiliated with or related to the REIT or the UPREIT.

          1.3. "AMENDMENT" shall have the meaning set forth in Section 4.1.1.

          1.4. "BUILDINGS" shall have the meaning set forth in the recitals to this Agreement.

          1.5. "CLOSING" or "CLOSING DATE" shall have the meaning set forth in
     Section 6.

          1.6 "CODE" shall mean the Internal Revenue Code.

          1.7. "CONTRIBUTORS" shall have the meaning set forth in the opening paragraph to this Agreement.

          1.8. "CONTRIBUTORS' CONDITION PRECEDENT" shall mean all conditions precedent to Contributors' obligations to close as set forth in this Agreement.

          1.9. "CONVERSION SHARES" shall have the meaning set forth in Section 4.1.3.

          1.10 "EXCHANGE" shall have the meaning set forth in Section 4.6.

          1.11 "GOVERNMENTAL AUTHORITY/AUTHORITIES" shall mean any agency, commission, department or body of any municipal, township, county, local, state or federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over the matter.


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          1.12. "INDEMNIFIED PARTIES" shall mean the UPREIT and the REIT and each of their respective partners, officers, directors, shareholders, agents and employees and each of their successors and assigns.

          1.13. "INFORMATIONAL MATERIALS" shall have the meaning set forth in
     Section 4.2. below.

          1.14. "INSPECTION PERIOD" shall have the meaning set forth in
     Section 8.

          1.15. "INTEREST HOLDER(S)" shall mean any direct and indirect partners, shareholders and members of Contributors.

          1.16. "INVESTOR MATERIALS" shall have the meaning set forth in Section 4.1.2.

          1.17. "LOCK-UP PERIOD" as to the LP Units issued at the Closing, shall mean the period ending on the date on which a registration statement filed in respect of such LP Units issued to the Contributors pursuant to the Registration Rights Agreement is declared effective.

          1.18. "LOSSES" shall mean any and all claims, losses, demands, liabilities, suits, administrative proceedings, causes of action, costs and damages suffered by any Indemnified Party and reasonable attorneys' fees of counsel selected by an Indemnified Party and other costs of defense, incurred, arising against, or suffered by any Indemnified Party, both known and unknown, present and future, at law or in equity.

          1.19. "LP UNITS" shall mean the common units in the UPREIT.

          1.20. "MANEKIN INDEBTEDNESS" shall mean the indebtedness of the Company to Manekin, LLC in the amount of $1,041,430. The Manekin Indebtedness is evidenced and secured by the Manekin Loan Documents.

          1.21. "MANEKIN LOAN DOCUMENTS" shall mean the documents evidencing the Manekin Indebtedness, as described on EXHIBIT C.

          1.22. "MERCANTILE INDEBTEDNESS" shall mean the indebtedness as of the Closing Date relating to the loan to the Company from Mercantile-Safe Deposit and Trust Company, in the original principal amount of $21,900,000. The Mercantile Indebtedness is evidenced and secured by the Mercantile Loan Documents, which as of Closing shall be in the name of the Company as borrower.

          1.23. "MERCANTILE LOAN DOCUMENTS" shall mean the documents evidencing or securing the Mercantile Indebtedness, as described on EXHIBIT C.


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          1.24. "NON-TAXABLE DISPOSITION PERIOD" shall mean the period commencing on the Closing Date and ending one year and one day thereafter.

          1.25. "PARTNERSHIP AGREEMENT" shall mean the agreement of limited partnership of the UPREIT, as amended from time to time.

          1.26. "RECORDS" shall mean all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by the Company, Contributors or their agents, relating to receipts and expenditures pertaining to all of the Real Property and the Interests for the three most recent full calendar years and the current calendar year and all contracts, rental agreements and all other documents and matters, public and private, maintained by Contributors or their agents, relating to operations of the Real Property, the Company or the Interests.

          1.27. "REGISTRATION RIGHTS AGREEMENT" shall mean the Amended and Restated Registration Rights Agreement dated March 16, 1998 and attached as
     Exhibit 3 to the Partnership Agreement, the benefits of which shall be conferred upon the Contributors at the Closing.

          1.28. "REIT" means Corporate Office Properties Trust a, publicly traded Maryland real estate investment trust.

          1.29. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          1.30. "TAXES" shall have the meaning set forth in Section 11.1.2.3.

          1.31. "TAX RETURN" shall have the meaning set forth in Section
     11.1.2.3.

          1.32. "UPREIT" means Corporate Office Properties, L.P., a Delaware limited partnership.

          1.33. "UPREIT'S CONDITION PRECEDENT" shall mean all conditions precedent to UPREIT's obligations to close as set forth in this Agreement

     2. CONTRIBUTION.

          2.1. CONTRIBUTION. At the Closing, Contributors agree to contribute and convey to the UPREIT, and UPREIT shall accept and take from Contributors, on the terms and conditions set forth in this Agreement, all of Contributors' right, title and interest in and to the Interests, free and clear of all liens, claims and encumbrances. At the Closing, Contributors shall relinquish any rights they may have to any net worth,


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     equity, capital accounts, loan accounts (excluding the Manekin
     Indebtedness), cash flow distributions and any other distributions, withdrawals, or payments of any kind from the Company.

          2.2 LIABILITIES. At the Closing, the Contributors shall cause the Company to have paid all of its liabilities and obligations, other than the Mercantile Indebtedness and the Manekin Indebtedness.

          2.3 MANEKIN INDEBTEDNESS. At the Closing, UPREIT shall cause the Company to repay the Manekin Indebtedness in full. To the extent the Deposit is applied to the Manekin Indebtedness, UPREIT shall be deemed to have made a capital contribution to the Company in such amount.

     3. CONTRIBUTION CONSIDERATION. In consideration of the contribution of the Interests by the Contributors to the UPREIT, and subject to the terms of this Agreement, at the Closing the UPREIT shall issue to the Contributors a number of LP Units (the "LP UNIT AMOUNT") equal to the Net Asset Value divided by $10.50 (the "UNIT PRICE") (regardless of the share price of REIT shares. Such consideration in LP Units (based on the agreed value of the LP Units of $10.50 per Unit) shall sometimes be referred to in this Agreement as the "CONTRIBUTION CONSIDERATION."

          For example, if the Net Asset Value were $3,990,000, the Contributors would receive 380,000 LP Units.

          3.1. NET ASSET VALUE. The "NET ASSET VALUE" of the Company equals Twenty-Three Million Four Hundred Eighty-One Thousand Six Hundred Sixty-Two Dollars ($23,481,662) less the balance due at Closing of the Mercantile Indebtedness and the Manekin Indebtedness. The Net Asset Value shall be further adjusted by the positive or negative adjustments and prorations described in Section 16 below, all of which shall be adjusted as of the Closing Date.

          3.2. DEPOSIT. UPREIT has deposited with Anchor Title Company (the "Title Company") Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00) (which deposit together with all interest earned thereon is referred to as the "DEPOSIT"). The Deposit shall be held by the Title Company in accordance with the terms of Section 26.10 hereof. If the Closing occurs, the Deposit shall be applied to the Manekin Indebtedness at the Closing; otherwise the Deposit shall be returned to UPREIT except as provided in Section 18.2 hereof.

          3.3. SETTLEMENT ADJUSTMENTS. The Contributors and UPREIT will settle the prorations and adjustments as described in Section 16 in the following manner. If Contributors owe the same, on a net basis, to UPREIT, there shall be a reduction in the LP Units. If UPREIT owes the same, on a net basis, to Contributors, there shall be an increase in the LP Units.


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     4. LP UNITS; INVESTOR MATERIALS.

          4.1. LP UNITS GENERALLY.

               4.1.1. The LP Units shall be redeemable for common shares of the REIT or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Contributors acknowledge that the LP Units are not certificated and that, therefore, the issuance of the LP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall have been executed and delivered by the REIT on the Closing Date (the "AMENDMENT").

               4.1.2. LP has signed and GP has caused its beneficial owner to sign EXHIBIT D attached hereto, which provides, among other things, information concerning LP's and GP's and GP's beneficial owner's status as Accredited Investors. GP and LP shall provide or cause to be provided to UPREIT, or to any other party designated by UPREIT, such other information and documentation as may reasonably be requested by UPREIT in furtherance of the issuance of the LP Units as contemplated hereby (together with the information provided on EXHIBIT D (the "INVESTOR MATERIALS").

               4.1.3. Contributors hereby covenant and agree that they shall deliver or shall cause each of their direct or indirect partners, shareholders or members to deliver to UPREIT, or to any other party designated by UPREIT, any documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by UPREIT, at such time as the LP Units are redeemed for common shares of the REIT ("CONVERSION SHARES"). The preceding covenant shall survive the Closing.

          4.2. CERTAIN INFORMATIONAL MATERIALS. Contributors hereby acknowledge and agree that the ownership of LP Units by Contributors and their respective rights and obligations as limited partners of the UPREIT (including, without limitation, the right to transfer, encumber, pledge and exchange the LP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement. In that regard, Contributors hereby covenant and agree that they shall execute any and all documentation reasonably required by the UPREIT and the REIT to formally memorialize the foregoing. Contributors acknowledge that they have received and reviewed, prior to the Closing Date, (i) the Partnership Agreement, (ii) the charter documents and bylaws of the REIT, (iii) the REIT's Form 10-K for the year ended December 31, 2000, (iv) all Form 10-Qs and Form 8-Ks that have been filed by the REIT since December 31, 2000, and (v) copies of all


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     material press releases, proxy statements and reports to shareholders issued since December 31, 2000, and have otherwise had an opportunity to conduct a due diligence review of the affairs of the UPREIT and the REIT and have been afforded the opportunity to ask questions of, and receive additional information from, the REIT regarding the REIT and the UPREIT.

          4.3. LOCK-UP PERIOD. Contributors agree that during the Lock-Up Period, they shall not, in any way or to any extent, redeem (pursuant to the Partnership Agreement or otherwise), sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to them in connection with this transaction and, if applicable, any Conversion Shares. Notwithstanding the foregoing, Contributors may pledge any or all of the LP Units delivered to them in connection with this transaction for the loan made to Contributors by UPREIT pursuant to Section 6.2.

          4.4. TRANSFER REQUIREMENTS. After the Lock-Up Period, the Contributors may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units delivered to them and, if applicable, any Conversion Shares, in strict compliance with this Agreement, the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the New York Stock Exchange and the Registration Rights Agreement, in each case as may be applicable. A legend may be placed on the face of the certificates evidencing the Conversion Shares to notify the holder of the restrictions on transfer under applicable federal or state securities laws.

          4.5. TRADING RESTRICTIONS. From and after the expiration of the Lock-Up Period, the aggregate amount of common shares of the REIT that the Contributors may sell during any 10-trading day period shall not exceed 30 percent (30%) of the average of the daily trading volume of such stock (as reported in The Wall Street Journal) for the 30 trading days immediately preceding the date on which the first sale of such stock during any such 10-day period occurs.

          4.6. DISCLAIMER OF TAX MATTERS. Contributors acknowledge that they may incur significant income tax by virtue of Contributors' ownership of the LP Units under various circumstances, including but not limited to a reduction or repayment of debt by the UPREIT, a sale of the Real Property or a sale of the Interests acquired. Contributors acknowledge that they have relied on the advice of their own tax counsel in connection with the contribution of the Interests and all other tax matters relating to the Interests and the LP Units. Contributors hereby release the REIT and UPREIT and their officers, directors, partners, agents, attorneys, accountants and consultants from any and all claims, losses, or damages resulting from the tax consequences arising to the Contributors and the Interest Holders, including but not limited to adverse tax consequences arising from the method of allocation selected under Section 4.8 of this Agreement. Contributors


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     acknowledge that UPREIT and REIT make no representations or promises whatsoever as to retaining any debt, except as provided in Section 5.1.2, or providing tax basis to Contributors or the Interest Holders, nor is UPREIT or REIT making any representations or warranties as to forbearing from selling any or all assets directly or indirectly owned by it, except as provided in Section 5.1.1. Neither UPREIT nor the REIT warrant, nor shall any of them be responsible for, the federal, state or local tax consequences to Contributors or any or all of the Interest Holders resulting from either (i) the transactions contemplated by this Agreement or (ii) the allocation, if any, of losses and liabilities of the UPREIT to Contributors or any of the Interest Holders under the Partnership Agreement, the Internal Revenue Code (the "Code") or Treasury Regulations promulgated under the Code. The Contributors shall not be entitled to any special cash distributions from UPREIT by virtue of the sale or disposition of all or any of the Interests or the Real Property, notwithstanding anything contained in the Partnership Agreement to the contrary, but shall be entitled to their percentage share of distributions under the Partnership Agreement even if a portion thereof is attributable to the sale or disposition of all or any of the Interests or the Real Property. Neither the UPREIT nor the REIT shall incur any liability under any document or agreement required to be executed or delivered in connection with the exchange of the Interests for the Contribution Consideration (the "EXCHANGE").

          4.7 FINAL TAX RETURN. As the contribution of the Interests to the UPREIT will terminate the Company for federal income tax purposes, the Contributors acknowledge that they will have no right to file the final tax return of the Company.

          4.8 SECTION 704(c) METHOD. Contributors acknowledge that the REIT shall have the sole authority to elect a method of allocation under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder in connection with the Exchange. Contributors acknowledge that adverse tax consequences may result to them depending on such method chosen.

     5. PARTNERSHIP LIABILITIES AND SALES OF REAL PROPERTY.

          5.1. DISPOSITION OBLIGATIONS. Subject to this Section 5.1 and the provisions of Section 5.2 hereof, during the Non-Taxable Disposition Period the UPREIT shall use its good faith, reasonable and diligent efforts:

               5.1.1. To cause any sale or other voluntary disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of the Real Property to qualify for non-recognition of gain under the Code (for example, by means of exchanges contemplated under Code Sections 351, 721, 1031 (but only if there is no "boot") or 1033), in the manner as the Code provides from time to time (the "NON-RECOGNITION CODE PROVISIONS"); provided, however, that the foregoing shall not require the REIT and UPREIT, in their sole and absolute discretion, to sell, or otherwise


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          dispose of, or prevent the REIT and UPREIT, in their sole and absolute discretion, from selling or otherwise disposing of, any of the Real Property in a transaction that would result in a loss for federal income tax purposes;

               5.1.2. To maintain an amount of indebtedness for which Contributors bear or are deemed to bear the "economic risk of loss" within the meaning of Treasury Regulation Section 1.752-2(a) (including through the use of guarantee arrangements or arrangements providing for the imposition of a deficit restoration obligation on Contributors pursuant to the Partnership Agreement) or which is allocated to Contributors pursuant to Treasury Regulation Section 1.752-3(a), equal to $500,000 in the aggregate (the "MAXIMUM AMOUNT").

          5.2. LIMITATION ON DISPOSITION OBLIGATIONS. Notwithstanding the provisions of Section 5.1, the obligation of the UPREIT to undertake those activities set forth in Sections 5.1.1 and 5.1.2 hereof shall, in all events, be subject to, and otherwise interpreted consistent with, the REIT's fiduciary and statutory obligations to all partners (both present and future) in the UPREIT, and to its stockholders, both present and future.

          5.3 LIQUIDATED DAMAGES. In the event of a failure by UPREIT to undertake the actions described in Section 5.1 during the Non-Taxable Disposition Period, UPREIT shall pay to the Contributors liquidated damages equal to the difference between (a) the actual Federal and state income taxes paid by the Contributors as a result of such disposition or reduction in indebtedness (the "Tax Payment") and (b) the present value, as of the date of the Tax Payment (computed using a discount rate equal to 8%), of such Tax Payment had it been paid by the Contributors on April 15, 2003. However, if the number of LP Units held by the Contributors as of the date of such breach is less than the number of LP Units issued at Closing, the liquidated damages shall be proportionately reduced. The parties recognize that damages to the Contributors due to such failure under Section 5.1 shall not be susceptible to calculation, and Contributors' sole remedy for such failure shall be to collect such liquidated damages as provided herein.

     6. CLOSING.

          6.1. TERMS. Except as otherwise provided in this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on the date (the "CLOSING DATE") specified by UPREIT upon not less than three (3) business days prior notice to Contributors, provided that the Closing Date shall occur no later than fifteen (15) days after the end of the Inspection Period. The Closing shall take place at the offices of Miles & Stockbridge P.C., 10 Light Street, Baltimore, MD 21202, at such other place as may be mutually agreed upon by the parties, or in escrow at the offices of the Title Company if designated by UPREIT.


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          6.2. LOAN. At the option of Contributors, at any time after the
     Closing but prior to March 31, 2002, UPREIT shall make a loan to Contributors in an amount not to exceed an amount equal to the number of LP Units issued to Contributors multiplied by $10.50 per Unit multiplied by 85% (the amount of such loan is referred to as the "Principal Sum). The Principal Sum shall bear interest until paid at the fluctuating prime rate as listed in THE WALL STREET JOURNAL under "Money Rates." Such loan shall be secured by the LP Units issued by UPREIT to Contributors. Interest payments on the loan shall be paid monthly in arrears until maturity beginning on the first day of the first month after the date the loan is made. The loan shall mature one year and one day after the Closing Date. The loan documents evidencing the loan shall be subject to the approval of the Contributors and the UPREIT.

     7. CONTRIBUTORS' DELIVERIES. Within seven (7) days after the execution of this Agreement by Contributors and UPREIT ("DOCUMENT DELIVERY DATE"), Contributors shall deliver or cause to be delivered to UPREIT the items listed on Exhibit M attached hereto ("CONTRIBUTORS' DELIVERIES").

     8. INSPECTION PERIOD.

          8.1. BASIC REAL PROPERTY INSPECTION. From and after Contract Date, at reasonable times and upon reasonable notice, UPREIT, its agents and representatives shall be entitled to conduct inspections of the Real Property, which will include the rights to: (i) enter upon the Land and Improvements to perform inspections and tests of any and all of the Real Property, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, all structural and mechanical systems within the Improvements, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps, plumbing and all equipment, vehicles, and Personal Property; (ii) examine and copy any and all Records; (iii) make investigations with regard to zoning, environmental (including, but not limited to, an environmental assessment as specified in Section 8.2, which includes, but is not limited to, an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Material in, under or upon the Real Property, or any underground storage tanks on, or under, the Land), building, code, regulatory and other legal or governmental requirements; (iv) make or obtain market studies and real estate tax analyses; and (v) interview the tenants under any leases with respect to their current occupancies. Without limitation of the foregoing, UPREIT or its designated independent or other accountants may audit the Financial Statements (as defined in EXHIBIT E attached hereto), and Contributors shall supply such documentation as UPREIT or its accountants may reasonably request in order to complete such audit.

          8.2. ENVIRONMENTAL ASSESSMENT. From and after Contract Date, at reasonable times and upon reasonable notice, UPREIT or UPREIT's agents shall have the right to employ one or more environmental consultants or other professionals to perform


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     or complete such environmental inspections and assessments of the Real
     Property as UPREIT deems necessary or desirable. UPREIT and its consultants shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession or control of Contributors, or their past or present environmental consultants, concerning or in any way related to the environmental condition of the Real Property. In order to facilitate the assessments and technical review, Contributors shall extend their full cooperation (but without third party expense to Contributors, including but not limited to attorneys fees) to UPREIT and its environmental consultants, including, without limitation, providing access to all files and fully and completely answering all questions.

          8.3. APPROVAL DATE. The "APPROVAL DATE" shall be forty-five (45) days after the later of (a) the Contract Date and (b) the receipt by UPREIT of all of the Contributors' Deliveries. UPREIT shall approve or disapprove the Contributors' Deliveries and all matters related thereto, the physical condition of the Real Property and any other matters relating to this transaction, in writing ("APPROVAL NOTICE") prior to 6:00 p.m. on the Approval Date. The determination as to whether or not the Contributors' Deliveries or the physical condition of the Real Property are acceptable or whether UPREIT desires to proceed with this transaction, shall be in UPREIT's sole and absolute discretion. If UPREIT fails to send an Approval Notice timely, either UPREIT or Contributors will have the right to terminate the Agreement by written notice to the other. However, UPREIT shall have three (3) business days after receipt of Contributors' termination notice to elect in writing to waive such contingency, in which event this Agreement will not be terminated and will remain in full force and effect. If the Agreement is terminated, the Deposit shall be returned to UPREIT and neither party shall have any further obligation to each other hereunder. Notwithstanding anything to the contrary herein, UPREIT may waive its rights hereunder at any time during the 45-day period referred to above and give its Approval Notice early. If this Agreement is terminated, UPREIT shall provide to the Contributors' copies of all reports obtained by UPREIT regarding the Real Property.

          8.4. PRESS RELEASE. UPREIT shall have the right to issue a press release upon the consummation of the transactions contemplated hereby.

     9. TITLE AND SURVEY MATTERS

          9.1. TITLE. At the Closing, the Company shall have good and marketable title to the Real Property, insurable as such (at regular rates), free and clear of all liens, claims and encumbrances except for the Permitted Encumbrances (as hereinafter defined in Section 9.5(a)). From and after the date of this Agreement, Contributors shall not take any action, or fail to take any action, that would cause such Real Property to become subject to any exceptions or objections, other than the Permitted Encumbrances.

          9.2. ALTA SURVEY. After the Contract Date, UPREIT at its cost shall promptly order a current as-built ALTA survey for the Real Property or update of the Company's existing as-built survey in accordance with ALTA requirements (the "Survey").

          9.3. OBTAIN PTR. After the Contract Date, UPREIT at its cost shall promptly order a preliminary title report for the Real Property issued by the Title Company, together with copies of all instruments and documents referred to therein (the preliminary title report together with such other instruments are herein collectively referred to as the "PTR").

          9.4. APPROVAL OF PTR AND SURVEY. UPREIT shall approve or disapprove in writing the matters set forth in or disclosed by the PTR by the Approval Date, subject to UPREIT's right to order continuation searches up to and including the Closing Date. The determination as to whether or not the PTR or any matter covered thereby or any update thereof is acceptable shall be in UPREIT's sole and absolute discretion.

          9.5. BUYER'S DISAPPROVAL OF PTR.

               (a) CONTRIBUTORS' RIGHT TO CURE. If UPREIT disapproves the PTR within the time period set forth in Section 9.4 hereof, UPREIT shall forward to Contributors a copy of the PTR simultaneously with its disapproval and Contributors shall have the right, within fifteen (15) days after written notice from UPREIT, to agree in writing to remove, correct or otherwise cure any disapproved items prior to the Closing, at Contributors' sole cost and expense, and, in such event, Contributors shall cause the same to be accomplished prior to the Closing. Notwithstanding the preceding sentence, Contributors shall not be required to remove (i) the lien arising from the Mercantile Loan Documents, (ii) those liens, easements and encumbrances appearing on the PTR which Buyer expressly agrees to assume or take subject pursuant to the terms of this Agreement and (iii) all matters of record that are not monetary liens (collectively the "Permitted Encumbrances"), but shall be required to remove all liens or encumbrances arising after the Approval Date and prior to the Closing.

               (b) UPREIT'S RIGHTS. If Contributors do not give UPREIT written notice of Contributors' agreement to remove such disapproved items or if Contributors elect to cure, but do not cure the defect timely, then UPREIT shall have the right to elect to: (i) waive UPREIT's objection to the disapproved matters which Contributors do not undertake to remove, in which case the Contribution Consideration shall be reduced by any amounts paid by UPREIT to remove liens having a definite and ascertainable monetary value; or (ii) terminate this Agreement. Upon any such termination of this Agreement, the Deposit shall be returned to UPREIT and neither party shall have any further liability to the other, except as otherwise provided herein.

          9.6. TITLE A CONDITION PRECEDENT. It shall be a Condition Precedent that the marked-up PTR delivered on the Closing Date shall be in the form described in this Section 9 and have all standard and general printed exceptions deleted so as to afford full "extended form coverage," and shall further include an owner's comprehensive endorsement, an endorsement certifying that the bills for the real estate taxes pertaining to the Land and Improvements do not include taxes pertaining to any other real estate, an access endorsement, a contiguity endorsement, if applicable, a subdivision or plat act endorsement, a survey endorsement, a Fairway endorsement, non-imputation endorsement, a creditors' rights endorsement and any other customary commercially available endorsements. UPREIT shall bear the responsibility of the costs of all endorsements.

     10. REPRESENTATIONS AND WARRANTIES AS TO THE REAL PROPERTY. Except as otherwise set forth in the Exhibits attached to this Agreement which set forth the exceptions to the representations and warranties contained in this Section 10 and certain other information called for by this Agreement, in order to induce UPREIT to enter into this Agreement, Contributors represent and warrant to UPREIT that the following matters are true and correct as of the Contract Date, and shall be true and correct as of the Closing Date, and further covenant as follows, each of which is material and shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of UPREIT:

          10.1. TITLE. The Company has good and marketable title to the Real Estate, insurable as such (at regular rates), free and clear of all mortgages and security interests (other than the Mercantile Indebtedness), leases, agreements and tenancies (other than the "LEASES" listed on EXHIBIT
     F), licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title to the Real Property, except for all encumbrances of record.

          10.2. CONTRIBUTORS' DELIVERIES. All of Contributors' Deliveries listed on EXHIBIT M and all other items delivered by Contributors pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading. The copies of all documents and other agreements delivered or furnished and made available by Contributors to UPREIT pursuant to this Agreement constitute all of and the only Leases and other agreements relating to or affecting the ownership and operation of the Real Property, there being no "side" or other agreements, written or oral, in force or effect, to which the Company is a party or to which the Real Property is subject.

          10.3. DEFAULTS. The Company is not in default under any of the documents, recorded or unrecorded, nor have Contributors or the Company received any written notice alleging the existence of any such default.

          10.4. CONTRACTS. There are no contracts of any kind relating to the management, leasing, operation, maintenance or repair of the Real Property, except those Contracts listed on EXHIBIT G attached hereto. The Company has performed all obligations required to be performed by it, and is not in default, under any of such Contracts. All the Contracts may, by the express terms thereof, be terminated without penalty or other payment by the Company (or its assignee or successor) upon no more than 30 days' prior notice.

          10.5. PHYSICAL CONDITION. There is no existing patent or latent structural or other material physical defect in the condition of the Real Property, or any component or portion thereof, that would or could impair or impose costs upon the use, occupancy or operation of the Real Property, and that has not been fully corrected. There is no material defect in the Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all HVAC Systems, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, or the roof of the Building, nor has the Company nor any of the Contributors received any written notice from any tenant or any other party alleging the existence of any such material defect.

          10.6. UTILITIES. All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Real Property as they are now being operated, and as required for operation of the Building, are installed and connected pursuant to valid permits, are adequate to service the Real Property, and, to Contributors' knowledge, are in good operating condition. No fact or condition exists, to Contributors' knowledge, that would or could result in the termination or impairment of the furnishing of service to the Real Property of water, sewer, gas, electric, telephone, drainage or other such utility services. The Company has paid all amounts owing for utility services as of the most recent billing period. The utility equipment servicing the Real Property is in material compliance with all applicable governmental laws, rules and regulations.

          10.7. IMPROVEMENTS. The Improvements were completed and installed in substantial accordance with the Plans (as defined in EXHIBIT H attached hereto), which were approved by all Governmental Authorities having jurisdiction thereover, and do not violate any governmental laws, ordinances, rules or regulations.

          10.8. EMPLOYEES. The Company does not employ any persons. With respect to the Real Property, neither the Company nor any affiliate of the Company are a party to, nor is the Real Property subject to, any collective bargaining or other agreement or understanding with any labor union, and neither the Company nor any affiliate of the

     Company are privy to or involved in any labor or union controversy or other similar interaction of any kind.

          10.9. COMPLIANCE WITH LAWS AND CODES. The Real Property, and the use and operation of any or all of them are (or the use and operation of any component, portion or area of the Real Property is) in material compliance with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits and authorizations, and there are presently and validly in effect all licenses, permits and other authorizations necessary (including, without limitation, certificates of occupancy) for the use, occupancy and operation of the Real Property as they are presently being operated, whether required of the Company or a tenant. Without limiting the foregoing, the Real Property complies in all material respects with all applicable requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.A. ss.12101 et seq.). Contributors have no knowledge that any heating or other burning equipment located at or used in connection with the Real Property violates any law or regulation of any Governmental Authorities having jurisdiction over the Real Property. The Real Property is zoned by the municipality in which it is located so as to permit the uses and structures thereon, in a manner that accommodates and is compatible in all material respects with the Building and Improvements as they presently exist. The Real Property is not a non-conforming use or nonconforming structure under applicable present zoning laws. No zoning, subdivision, environmental, Hazardous Material, building code, health, fire, safety or other law, order or regulation is violated by the continued maintenance, operation or use of any Improvements or parking areas in or at the Real Property, and no notice of any such violation has been issued to the Company by any Governmental Authority having jurisdiction over the Real Property. All driveway entrances and exits to the Real Property are permanent and no special access or other permits are required to maintain same. All existing streets and other improvements, including water lines, sewer lines, sidewalks, curbing and streets at the Real Property have been, or will be, paid for prior to the Closing (to the extent due and owing as of the date thereof) and either enter the Real Property through adjoining public streets, or, if they enter through private lands, do so in accordance with valid, irrevocable easements running with the ownership of the Real Property.

          10.10. LITIGATION. There are no pending or, to the best knowledge of Contributors, threatened judicial, municipal or administrative proceedings affecting Contributors, the Company or the Real Property, or in which Contributors, the Company is or will be a party by reason of the Company's ownership or operation of the Real Property or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Real Property or by reason of the condition, use of, or operations on, the Real Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending against Contributors or the Company or, to the best knowledge of Contributors, threatened against Contributors or the Company, nor are any of such proceedings contemplated by Contributors.

          10.11. INSURANCE. The Company now has in force customary and commercially reasonable amounts of property, liability and business interruption insurance relating to the Real Property from established and reputable insurers. The Company has not received any notice from any insurance carrier, nor are Contributors aware of, any defects or inadequacies in the Real Property that, if not corrected, would result in termination of insurance coverage or increase in the normal and customary cost thereof.

          10.12. FINANCIAL INFORMATION. All Financial Statements delivered by Contributors accurately set forth the results of the operation of the Real Property for the periods covered. All of the Company's Records are complete, accurate, true and correct in all material respects. There has been no material adverse change in the financial condition or operation of the Real Property since the period covered by the Financial Statements.

          10.13. RE-ZONING. There is not now pending, and Contributors have no knowledge of, any threatened proceeding for the re-zoning of the Real Property or any portion thereof, or the taking of any other action by governmental authorities that would have an adverse or material impact on the value of the Real Property or use thereof.

          10.14. PERSONAL PROPERTY. The Personal Property listed in EXHIBIT B attached hereto is all of the personal property owned by the Company and used in (or necessary for) the operation of the Real Property. All such Personal Property is in good and operable condition and repair, and free of material defects.

          10.15. REAL ESTATE TAXES. True and complete copies of the most recent real estate tax bills (the "TAX BILL(S)") for, and the only Tax Bills applicable to, the Real Property have been delivered to UPREIT. Neither the Contributors nor the Company has received notice of and do not have any actual knowledge of any proposed increase in the assessed valuation or rate of taxation of the Real Property from that reflected in the most recent Tax Bills. There is not now pending, and Company will not, without the prior written consent of UPREIT (which consent shall not be unreasonably withheld or delayed), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Real Property or any other relief for any tax year. There are no outstanding agreements with attorneys or consultants with respect to the Tax Bills that will be binding on UPREIT or the Real Property after the Closing. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or, to the best knowledge of Contributors, will be, assessed against the Real Property, or any portion thereof, in respect of the year 2000/2001 or any prior year, and no special assessments of any kind (special, bond or otherwise) are or have been levied against the Real Property, or any portion thereof, that are or will be outstanding or unpaid at the Closing (to the extent due and owing as of the date thereof). The Company is not delinquent in the payment of any real estate taxes presently due and owing with respect to the Real Property.

          10.16. EASEMENTS AND OTHER AGREEMENTS. The Company is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Encumbrances.

          10.17. LEASE CONTROVERSIES. No controversy, complaint, negotiation or renegotiation, proceeding, suit or litigation relating to any Lease is pending or, to the best knowledge of Contributors, threatened, whether in any tribunal or informally. The Contributors are and shall remain responsible after the Closing Date for defending (or continuing) any such suit, proceeding or other matter relating to periods prior to the Closing Date, and all damages, loss, expenses and costs related thereto.

          10.18. SOIL CONDITION. To Contributors' knowledge, the soil condition of the Land is such that it will support all of the Improvements for the foreseeable life of the Improvements, without the need for unusual or new sub-surface excavations, fill, footings, caissons or other installations. The Improvements, as built, were constructed in a manner compatible with the soil condition at the time of construction, and all necessary excavations, fill, footings, caissons or other installations were then and have since been provided.

          10.19. MERCANTILE LOAN DOCUMENTS AND MANEKIN LOAN DOCUMENTS. EXHIBIT C attached hereto sets forth a true, correct and complete listing of all of the promissory notes, mortgages and other loan documents evidencing or securing the Mercantile Indebtedness and the Manekin Indebtedness, and Contributors have delivered true, correct and complete copies of the Mercantile Loan Documents and the Manekin Loan Documents to UPREIT prior to the date hereof as part of Contributors' Deliveries. The Company has complied with (and, prior to the Closing, shall continue to comply with) the terms of, and all notices or correspondence received from the holder of the Mercantile Loan Documents and the Manekin Loan Documents. The Company has paid (and, at all times prior to the Closing, shall pay) all sums due under the Mercantile Loan Documents and the Manekin Loan Documents. The Mercantile Loan Documents and the Manekin Loan Documents are in full force and effect. The Company is not in default under the Mercantile Loan Documents and the Manekin Loan Documents, and there has not occurred any event which, with the giving of notice and/or the passage of time, or both, would constitute a default by the Company thereunder. The outstanding principal amount of the Mercantile Indebtedness and Manekin Indebtedness is accurately set forth on EXHIBIT C.

          10.20. CONDEMNATION. The Contributors have no knowledge of any pending or contemplated condemnation or other governmental taking proceedings affecting all or any part of the Real Property.

          10.21. DISCLOSURE. No representation or warranty made by the Contributors in this Agreement, and no Exhibit contained in this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading or necessary in order to provide a prospective owner of the Real Property with adequate information as to the Real Property and its management, operation, maintenance and repair. There is no fact known to Contributors which has, or which could reasonably have been foreseen by Contributors as likely to have, an adverse effect on the management, operation, maintenance and repair of the Real Property which has not been disclosed herein or in any Exhibit.

          10.22. COMPANY LIABILITIES. Except for (i) the obligations and liabilities of the Company pursuant to the Mercantile Indebtedness and Manekin Indebtedness, and (ii) any accrued liabilities and obligations of the Company under the Leases and the Contracts or as otherwise disclosed in this Agreement or which are being adjusted at Closing pursuant to Section 16 of this Agreement, all of which shall not exceed $100,000 and (iii) expenses incurred in the ordinary course of business of the operation of the Real Property as disclosed on the Company balance sheet as of Closing, the Company does not have any liabilities or obligations, either accrued, absolute or contingent or otherwise. In addition, the Company has not received notice of any, and there is no basis for any, claim against (or liability of) the Company arising from the business done, transactions entered into or other events occurring prior to the Closing Date.

          The representations and warranties in this Section 10 shall be deemed remade by Contributors as of the Closing Date with the same force and effect as if in fact specifically remade at that time.

     11. REPRESENTATIONS AS TO SECURITIES AND OTHER MATTERS.

          11.1. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS. In order to induce UPREIT to enter into this Agreement and to issue the LP Units in consideration for the Interests, the Contributors make the following representations and warranties, each of which is material and shall survive the contribution hereof without limitation, notwithstanding any investigation at any time made by or on behalf of UPREIT.

               11.1.1. AUTHORITY. The execution and delivery of this Agreement by Contributors, and the performance of this Agreement by Contributors, have been duly authorized by Contributors, and this Agreement is binding on Contributors and enforceable against them in accordance with its terms. Any required consent of any creditor, investor, partner, shareholder, tenant-in-common, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Contributors have been obtained, except for any consent required under the Mercantile Loan Documents. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement (other than the Mercantile Loan Documents) to which Contributors or their shareholders or members is a party or by which Contributors or their shareholders or members are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Contributors or their shareholders or members are subject.

               11.1.2. COMPANY AND TAX-RELATED ISSUES.

                    11.1.2.1 The Partnership at all times has been, and upon
               conversion the Company shall be, properly treated as a partnership for federal income tax purposes and not as an "association" or "publicly traded partnership" taxable as a corporation.

                    11.1.2.2 No member of the Company or the Partnership has
               pledged or otherwise encumbered its membership interest or partnership interest in the Company or the Partnership.

                    11.1.2.3. The Company and the Partnership have filed or
               caused to be filed in a timely manner (within any applicable extension periods) all tax, information or other returns required to be filed by the Code or by applicable state, or local tax laws (collectively "TAX RETURNS"). Such Tax Returns are true, correct and complete in all respects; and all federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium unemployment, disability, personal property, sales, use, transfer, registration, estimated, or other tax of any kind whatsoever, including any interest, penalty or other addition thereto, whether disputed or not, (collectively, "TAXES") due, and Taxes due in respect of any person for which the Company and the Partnership had an obligation to withhold and/or otherwise pay over Taxes, have been timely paid in full or will be timely paid in full by the due date thereof (and whether or not shown on a Tax Return). With respect to any taxable year for which a statute of limitations (or similar provision) has not yet run, none of the Tax Returns of the Company or the Partnership have been audited by a government or taxing authority, nor is any such audit or other proceeding in process, pending, to Contributors' knowledge threatened (either in writing or verbally, formally or informally) or expected to be asserted with respect to Taxes (or collection of Taxes) of the Company or the Partnership, and neither the Company nor the Partnership has received notice (either in writing or verbally, formally or informally) or expect to receive notice that they have not filed a Tax Return or not paid Taxes required to be filed, withheld, or paid by it. The Company and the Partnership have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. No claim has ever been made by an authority in a jurisdiction where the Company or Partnership do not file Tax Returns that they are or may be subject to taxation by that jurisdiction.

               11.1.3. INTENTIONALLY DELETED

               11.1.4. UNITED STATES PERSON. Contributors and each of their members, officers or directors is a "United States Person" within the meaning of Section 1445(f)(3) of the Code, as amended, and shall have executed and delivered an "Entity Transferor" certification at Closing.

               11.1.5. INVESTMENT REPRESENTATION. Contributors represents that the LP Units are being acquired by them with the present intention of holding such LP Units for purposes of investment, and not with a view towards sale or any other distribution. Contributors recognize that they may be required to bear the economic risk of an investment in the LP Units for an indefinite period of time. Richard Alter, the sole owner of GP, and LP are both Accredited Investors. Richard Alter and LP have such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units. No LP Units will be issued, delivered or distributed to any person or entity who either (i) is a resident of the State of California or New York or (ii) is other than an Accredited Investor with respect to whom there has been delivered to UPREIT satisfactory Investor Materials confirming the status of such person or entity as an Accredited Investor. Contributors have been furnished with the Informational Materials described in Section
          4.2 above, and have read and reviewed the Informational Materials and understand the contents thereof. Contributors have been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of the UPREIT and REIT. Contributors have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and have not relied on the Informational Materials, the UPREIT, the REIT or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences.. Neither Contributors nor their members or shareholders require the consent of any Interest Holder in order to consummate the transactions contemplated by this Agreement including, without limitation, to amend any partnership agreement, operating agreement, charter or other governing document of Contributors, which has not been obtained. Richard Alter and LP are domiciled in the State of Maryland.

               11.1.6 OWNERSHIP OF INTERESTS. Contributors own the Interests, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments. UPREIT shall receive at Closing good and absolute title hereto, free of all liens, charges, encumbrances, restrictive agreements and assessments whatsoever, at the Closing. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Interests.

               11.1.7 OWNER OF GP. Richard Alter is the sole owner of GP.

               11.1.8 PARTNERSHIP AGREEMENT. The Partnership Agreement of Partnership and the form of Operating Agreement of the Company have been provided to UPREIT and there have been no further amendments thereto.

     12. COVENANTS OF CONTRIBUTORS.

          12.1. NEW LEASES. The Company shall not amend or terminate any Lease, nor shall Contributors execute any new lease, license, or other agreement affecting the ownership or operation of all or any portion of the Real Property or for personal property, equipment, or vehicles, without in each case UPREIT's prior written approval, which approval shall not be unreasonably withheld or delayed.

          12.2. NEW CONTRACTS. The Company shall not enter into any contract with respect to the ownership and operation of all or any portion of the Real Property that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Real Property, without UPREIT's prior written approval, which approval may be granted or denied in UPREIT's sole discretion, except for service contracts entered into in the ordinary course of business that are terminable, without penalty, on not more than 30 days' notice, for which no approval shall be required.

          12.3. INSURANCE. The insurance policies described in Section 10. 11 above shall remain continuously in force through and including the Closing Date.

          12.4. OPERATION OF REAL PROPERTY. The Company shall or shall cause the Management Company (defined in Section 15.1.13) to operate and manage the Real Property consistent with prior practices, maintaining present services (including, but not limited to, pest control), and shall maintain the Real Property in good repair and working order; shall keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the Real Property consistent with prior practices; and shall perform, when due, all of the Company's obligations under the Mercantile Loan Documents and the Manekin Loan Documents, Leases, Contracts, and other agreements relating to the Real Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Real Property. None of the Personal Property, fixtures or Inventory shall be removed from the Real Property, unless replaced by personal property, fixtures or inventory of equal or greater utility and value.

          12.5. PRE-CLOSING EXPENSES. The Company has paid or will pay or cause to be paid in full, prior to the Closing, all bills and invoices received prior to the Closing Date for labor, goods, material and services of any kind relating to the Real Property and the Company and utility charges for the period prior to the Closing. Contributors shall pay to UPREIT promptly upon demand all bills and invoices received after the Closing Date for labor, goods, material and services of any kind relating to the Real Property and the Company and utility charges for the period prior to the Closing. Any alterations, installations, decorations and other work required to be performed by the Company under any and all agreements affecting the Real Property have been or will, by the Closing, be completed and paid for in full, except for the work on Building D to be completed as listed on Exhibit K.

          12.6. NO ASSIGNMENT. After the Contract Date and prior to the Closing, the Company shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Real Property or any interest therein.

          12.7. GOOD FAITH. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Contributors, and Contributors shall furnish UPREIT with such documents or further assurances as UPREIT may reasonably require.

          12.8. AVAILABILITY OF RECORDS.

               12.8.1. Upon UPREIT's reasonable request, for a period of two years after the Closing, the Contributors shall (i) make the Records available to UPREIT for inspection, copying and audit by UPREIT's designated accountants; and (ii) cooperate with UPREIT (without any third party expense to the Contributors, including but not limited to attorneys fees) in obtaining any and all permits, licenses, authorizations, and other Governmental Approvals necessary for the operation of the Real Property. Without limitation of the foregoing in this Section 12.9, the Contributors agree to abide by the terms of EXHIBIT J attached hereto. At any time before or within two years after the Closing, the Contributors further agree to provide to the UPREIT's designated independent auditor, upon the reasonable request of the UPREIT or such auditor, (x) access (to the same extent to which the UPREIT would be entitled to such access) to the books and records of the Real Property and all related information (including the information listed on EXHIBIT I) regarding the period for which the UPREIT is required to have the Real Property audited under the regulations of the SEC, and (y) a representation letter delivered by the Contributors regarding the books and records of the Real Property, in substantially the form as attached hereto as EXHIBIT J.

               12.8.2. In addition, during such two year period Contributors (without any third party expense to the Contributors, including but not limited to attorneys fees) shall provide, and cooperate in all reasonable respects in providing,

          UPREIT with copies of, or access to, such factual information as may be reasonably requested by UPREIT, and in the possession or control of Contributors, to enable the REIT to issue one or more press releases concerning the transaction that is the subject of this Agreement, which press releases may be reviewed and commented on, but not approved, by Contributors, to file a Current Report on Form 8-K (as specified on EXHIBIT I attached hereto), if, as and when such filing may be required by the SEC and to make any other filings that may be required by any Governmental Authority. The obligation of Contributors to cooperate in providing UPREIT with such information for UPREIT to file its Current Report on Form 8-K shall survive the Closing.

          12.9. CHANGE IN CONDITIONS. Contributors shall promptly notify UPREIT of any change in any condition with respect to the Real Property or of the occurrence of any event or circumstance that makes any representation or warranty of Contributors or the Company to UPREIT under this Agreement untrue or misleading, or any covenant of Contributors or the Company under this Agreement incapable or less likely of being performed, it being understood that Contributors' obligation to provide notice to UPREIT under this Section 12.9 shall in no way relieve Contributors of any liability for a breach by Contributors of any of its representations, warranties or covenants under this Agreement.

          12.10. LLC STRUCTURE. Prior to the Closing Date, the Contributors shall cause the Partnership to convert into the Company such that Contributors are the sole members of the Company. The organizational documents for the Company (articles of organization and operating agreement) must be reviewed and approved by UPREIT prior to the conversion of the Partnership into the Company. Otherwise, there shall be no change to the composition of the owners of the Company.

          12.11. CURE OF VIOLATIONS. On or before the Closing Date, Contributors shall exercise commercially reasonable efforts to cure (or escrow sufficient funds at the Closing with the Title Company to cure) all violation(s) of law, code, ordinance or regulation that are the subject of any written notice issued by a Governmental Authority with respect to the Real Property after the Contract Date.

     13. ENVIRONMENTAL WARRANTIES AND AGREEMENTS.

          13.1. DEFINITIONS. Unless the context otherwise requires:

               13.1.1. "ENVIRONMENTAL LAW" OR "ENVIRONMENTAL LAWS" shall mean all applicable past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (1) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Tanks; (vi) health and safety of employees and other persons; and (vii) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss.9601 ET SEQ.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.6901 ET SEQ.), as amended ("RCRA");
          (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss.ss.11001 ET SEQ.), as amended; (iv) the Clean Air Act (42 U.S.C. ss.ss.7401 ET SEQ.), as amended; (v) the Clean Water Act (33 U.S.C. ss.1251 ET SEQ.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C.ss.2601 ET SEQ.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss.ss.1801 ET SEQ.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), as amended; (ix) the Federal Safe Drinking Water Act (42 U.S.C. ss.300f ET SEQ.), as amended; (x) the Federal Radon and Indoor Air Quality Research Act (42 U.S.C. ss.7401 note, ET SEQ.), (xi) the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.), as amended; (xii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and
          (xiii) any rules, regulations, directives, orders or the like adopted pursuant to or implementing any of the above.

               13.1.2. "ENVIRONMENTAL PERMIT" or "ENVIRONMENTAL PERMITS" shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law or are otherwise required by Governmental Authorities.

               13.1.3. "HAZARDOUS CONDITIONS" refers to the existence or presence of any Hazardous Materials on, in, under, or at, the Real Property (including air, soil and groundwater) or any portion of any of them, which are in excess of the quantities permitted under the Environmental Laws or which because of their concentration or physical, chemical or infectious characteristic otherwise violates Environmental Laws.

               13.1.4. "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" shall mean any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under an Environmental Law, including without limitation:
          (i) friable or damaged asbestos, asbestos containing material, presumed asbestos-containing material, polychlorinated biphenyls ("PCBs"), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA; and (iii) any "hazardous waste" as defined under RCRA.

               13.1.5. "RELEASE" means any spill, discharge, leak, migration, emission, escape, injection, dumping or other release or threatened release of any Hazardous Material into the environment, whether or not notification or reporting to any Governmental Authority was or is required. Release includes, without limitation, historical releases and the meaning of Release as defined under CERCLA.

               13.1.6. "REMEDIAL ACTION" shall mean any and all corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Hazardous Conditions, whether voluntary or mandatory, and includes all studies, assessments, reports or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions), all occurring on or after the Contract Date.

               13.1.7. "REMEDIAL COSTS" shall include all costs, liabilities, expenses and fees incurred on or after the date of this Agreement in connection with Remedial Action, including but not limited to: (i) the fees of environmental consultants and contractors; (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (iv) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

               13.1.8. "TANK" OR "TANKS" means above-ground and underground storage tanks, vessels and related equipment, including appurtenant pipes, lines and fixtures containing or previously containing any Hazardous Material or fraction thereof.

          13.2. WARRANTIES. Contributors hereby represent and warrant, with respect to the Real Property, that the following matters are true and correct as of the Contract Date, in all material respects, and shall be true and correct as of the Closing Date, in all material respects:

               13.2.1. Contributors have made available or delivered to UPREIT originals (or true, complete and accurate copies) of all of the documents in their possession, custody or control, which documents include and/or relate to:

                    (a) All approvals, plans, specifications, test borings,
               percolation tests, engineering studies, surveys or other environmental data concerning the Real Property;

                    (b) All permits (including Environmental Permits),
               approvals, registrations, Tank registration and/or closure documentation, certificates, applications, notices, orders, directives, legal pleadings, correspondence or other documents of any nature that Contributors, the Company any tenant of the Company, any of the Company's predecessors-in-title or any tenant of the Company's predecessors-in-title have submitted to, or received from, any Governmental Authority regarding the Real Property and their use, compliance or non-compliance with Environmental Laws; and

                    (c) The results of any investigation of the Real Property
               including, but not limited to, Phase I or Phase II site assessments, asbestos inspection and/or removal reports, tests or investigations of soil or other substrate air, groundwater, surface water, or the building interior, and any testing or investigation results relating to the removal or abandonment of any Tanks from the Real Property.

               UPREIT agrees not to disclose such documents to any third party if Closing does not occur.

               13.2.2. The Real Property has been and continues to be owned and operated in material compliance with all Environmental Laws and Environmental Permits.

               13.2.3. There have been no past and there are no pending or, to Contributors' knowledge, threatened: (i) claims, complaints, notices, correspondence or requests for information received by Contributors with respect to any violation or alleged violation of any Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of the Real Property or any portion thereof, and (ii) written correspondence, claims, complaints, notices, or requests for information from or to Contributors or the Company regarding any actual, potential or alleged liability or obligation under or violation of any Environmental Law or Environmental Permit with respect to the Real Property or any portion thereof.

               13.2.4. There have been no Releases and there does not exist, to Contributors' knowledge, a threatened Release of a Hazardous Material on, in, under or at the Real Property or any portion thereof.

               13.2.5. The Real Property is not listed or, to the actual knowledge of Contributors, proposed or nominated for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response and Liability Information System or on any other similar list of sites under analogous state laws.

               13.2.6. There are no Tanks at, on or under the Real Property. Neither Contributors nor the Company has removed, closed or abandoned any Tanks at the Real Property, and Contributors have no knowledge of the existence, abandonment, closure or removal of Tanks at the Real Property.

               13.2.7. There are no PCBs or friable or damaged asbestos at the Real Property.

               13.2.8. There has been no storage, treatment, disposal, generation, transportation or Release of any Hazardous Materials by Contributors or, to Contributors' actual knowledge, its predecessors in interest, or by any other person or entity for which Contributors are or may be held responsible, at, on, under, or about the Real Property (or any portion thereof) in violation of, or which could give rise to any claim, obligation or liability under, Environmental Laws.

          The representations and warranties in this Section 13.2 shall be deemed remade by Contributors as of the Closing Date with the same force and effect as if in fact specifically remade at that time. Such representations and warranties are qualified by the fact that Contributors has restricted access to portions of the Real Property pursuant to the terms of the Leases.


     14. ADDITIONAL CONDITIONS PRECEDENT TO CLOSING.

          14.1. UPREIT'S ADDITIONAL CONDITIONS PRECEDENT. In addition to the other conditions enumerated in this Agreement, the following shall be UPREIT's Conditions Precedent:

          14.1.1. PHYSICAL CONDITION. The physical condition of Real Property shall be substantially the same on the Closing Date as on the Contract Date, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of Damage (as defined in Section 17). Without limiting the generality of the foregoing, the parties acknowledge and agree that the failure by Contributors to cure any violation described in Section 12.11 shall be a failure of this condition precedent.

          14.1.2. PENDING ACTIONS. At the Closing, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened with respect to the Company or the Real Property, (i) that, after the Closing, would, in UPREIT's sole and absolute discretion, materially and adversely affect the value or marketability of the Real Property or the ability of the Company to operate the Real Property in the manner it is being operated on the Contract Date, or (ii) for the purpose of enjoining or preventing, or which question the validity or legality of, the transaction contemplated hereby.

          14.1.3. FLOOD INSURANCE. As of the Closing Date, if the Real Property is located in a flood plain, UPREIT shall have obtained flood plain insurance in form and substance acceptable to UPREIT.

          14.1.4. MERCANTILE INDEBTEDNESS. Contributors shall provide to UPREIT a letter from the holder of the Mercantile Loan Documents dated no earlier than two (2) days prior to the Closing Date (i) setting forth the amount of principal and interest outstanding on the Closing Date and confirming that there are no other amounts due thereunder, and (ii) stating that no default exists under any of the Mercantile Loan Documents. Such letter shall be referred to collectively as the "LENDER ESTOPPEL." Contributors shall reasonably cooperate with UPREIT in attempting to obtain such Lender Estoppel.

          14.1.5. OWNERS. Contributors shall be the sole members of the Company.

          14.1.6. BANKRUPTCY. As of the Closing Date, neither Contributors, the Company nor the Real Property shall be the subject of any bankruptcy proceeding.

          14.1.7. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Contributors contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties were made on such date.

          14.1.8. COVENANTS PERFORMED. All covenants of Contributors and the Company required to be performed on or prior to the Closing Date shall have been performed, in all material respects.

          14.1.9. TENANT ESTOPPELS. UPREIT shall have received a tenant estoppel letter in substantially the form attached hereto as Exhibit L from all tenants at the Real Property occupying at least 95% of the leaseable space.

          14.1.10. BUILDING D. No later than June 1, 2001, Contributors shall have completed the shell work on Building D located on the Real Property except for these items as listed on Exhibit K.

     In the event all such conditions have not been satisfied at or prior to the Closing, UPREIT may elect to either waive the unsatisfied condition and proceed to Closing or terminate this Agreement, in which case the Deposit shall be returned to UPREIT and neither party shall have any further obligations hereunder.

     15. CLOSING DELIVERIES.

          15.1. CONTRIBUTORS' DELIVERIES. At the Closing (or such other times as may be specified below), Contributors shall deliver or cause to be delivered to UPREIT the following, each in form and substance reasonably acceptable to UPREIT and its counsel:

               15.1.1. ASSIGNMENT OF MEMBERSHIP INTERESTS. An Assignment of Membership Interests executed by Contributors conveying the Interests to UPREIT free and clear of all liens, claims and encumbrances;

               15.1.2. LENDER ESTOPPEL. The Lender Estoppel from the holder of the Mercantile Indebtedness in conformity with Section 14.1.4.

               15.1.3. KEYS. Keys to all locks located at the Real Property;

               15.1.4. AFFIDAVIT OF CONTRIBUTORS AND NON-IMPUTATION AFFIDAVIT. An Affidavit of Contributors (the form of which is attached as Exhibit N-1) as required by the Title Company in the State of Maryland as a condition to the deletion of the general exceptions of Schedule B,
          Section 2 of the PTR and a Non-Imputation Affidavit as required by the Title Company, executed by Contributors, and the form of which is attached hereto as Exhibit N-2;

               15.1.5. LETTER TO TENANTS. A letter executed by the Management Company addressed to each tenant, in form provided by UPREIT, directing payment of all rents accruing after the Closing Date to be made to UPREIT or at its direction;

               15.1.6. ORIGINAL DOCUMENTS. To the extent not previously delivered to UPREIT, originals of the Leases and Contracts;

               15.1.7. CLOSING STATEMENT. A closing statement conforming to the proration and other relevant provisions of this Agreement (the "CLOSING STATEMENT") duly executed by Contributors;

               15.1.8. ENTITY TRANSFER CERTIFICATE. Entity transfer certifications confirming that each Contributor is a "United States Person" within the meaning of Section 1445 of the Code;

               15.1.9. RENT ROLL. A Rent Roll, prepared as of the Closing Date, certified by Contributors to be true, complete and correct through the Closing Date;

               15.1.10. PARTNERSHIP AGREEMENT. The amendment to the Partnership Agreement of UPREIT in connection with the admission of Contributors as additional limited partners receiving LP Units hereunder;

               15.1.11. CLOSING CERTIFICATE. A certificate, signed by Contributors, certifying to the UPREIT that the representations and warranties of Contributors contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Contributors prior to the Closing Date have been performed;

               15.1.12. AMENDMENT TO OPERATING AGREEMENT. An amendment to the Operating Agreement of the Company pursuant to which UPREIT shall be admitted as sole member in the place of Contributors;

               15.1.13. RELEASES. Release from Contributors and Manekin, LLC ("MANAGEMENT COMPANY") releasing the Company, UPREIT and REIT from all obligations or liabilities relating to the Company;

               15.1.14. OPINION OF COUNSEL. An opinion of counsel for Contributors, in form and substance acceptable to UPREIT, regarding the Company and the Contributors;

               15.1.15. RELEASE BY MANEKIN, LLC. A release executed by Manekin, LLC in favor of the Company and UPREIT of all claims in connection with the Manekin Indebtedness; and

               15.1.16. OTHER. Such other documents and instruments as may reasonably be required by UPREIT (including, without limitation, those of Contributors' Deliveries in Contributors' possession or control that have not previously been delivered to UPREIT), its (or its underwriters' or lenders') counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise give effect to the agreements of the parties hereto.

          After the Closing, Contributors shall execute and deliver to UPREIT such further documents and instruments as UPREIT shall reasonably request to effect this transaction and otherwise effect the agreements of the parties hereto.

          15.2. UPREIT'S DELIVERIES. Unless previously delivered to Contributors, at the Closing (or such other times as may be specified below), UPREIT shall cause to be delivered to Contributors the following, each in form and substance reasonably acceptable to Contributors and UPREIT and their respective counsel:

               15.2.1. AMENDMENT. The Partnership Amendment, duly executed by the REIT;

               15.2.2. CLOSING STATEMENT. The Closing Statement, duly executed by the UPREIT.

     16. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Contributors and UPREIT as of the Closing Date, except as otherwise specified:

          16.1. UPREIT and Contributors believe that no transfer and recording taxes or sales taxes shall be due by virtue of this transaction. If taxes are assessed, Contributors and UPREIT shall divide the cost of such taxes equally between them. Each party's respective obligations to pay or reimburse such taxes shall survive the Closing;

          16.2. Water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, in the event final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

          16.3. Amounts paid or payable under any Contracts shall be prorated based, to the extent practicable, on final invoices, or, in the event final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

          16.4. All real estate, personal property and ad valorem taxes applicable to the Real Property and levied with respect to tax year 2000/2001 shall be prorated as of the Closing Date (but not any delinquent charges or interest, all of which shall be paid by Contributors), utilizing the actual final Tax Bills. Prior to or at the Closing, the Company shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to UPREIT and the Title Company. Each party's respective obligations to reprorate real estate taxes shall survive the Closing;

          16.5. All assessments, general or special, shall be prorated as of the Closing Date on a "due date" basis such that Contributors shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date and UPREIT shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date;

          16.6. Commissions of leasing and rental agents for all leases entered into as of or prior to the Closing Date, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to the Closing by Contributors, without contribution or proration from UPREIT, except for the commission in an amount not to exceed to $30,000 payable to Manekin, LLC and KLNB, Inc. relating to the lease to Corvis Corporation for the period from the Closing through December 1, 2001;

          16.7. All base rents and other charges, including, without limitation, all additional rent, shall be prorated as of the Closing Date. At the time(s) of final calculation and collection from tenants of additional rent for 2001, there shall be a re-proration between Contributors and UPREIT as to additional rent adjustments, with such re-prorations being payable to the appropriate recipient in cash. Such re-proration shall be paid upon UPREIT's presentation of its final accounting to Contributors, certified as to accuracy by UPREIT. The parties' respective obligations to reprorate additional rent shall survive the Closing. At the Closing, no "Delinquent Rents" (rents or other charges that are due as of the Closing) shall be prorated in favor of Contributors or the UPREIT. All rents and other charges received by (or for the benefit of) the Company from tenants after the Closing shall be first applied against obligations owed to, or for the benefit of, the Company with respect to those obligations accruing subsequent to the Closing Date, and any excess shall be delivered to Contributors, but only to the extent of amounts in default and owed to, and for the benefit of, the Company for the period prior to the Closing Date. In no event, however, shall any sums be paid to Contributors to the extent Contributors have been previously reimbursed for such default out of any security deposit and security deposits have been appropriately prorated hereunder;

          16.8. Distributions in respect of the LP Units acquired by the Contributors shall begin to accrue from and after the Closing Date (notwithstanding the fact that such date may not be the applicable Record Date under the Partnership Agreement), and the amount of distributions paid or to be paid to the Contributors for any quarter shall be prorated accordingly;

          16.9. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated; and

          16.10. The Contribution Consideration shall be reduced by all accrued or unpaid liabilities of the Company, other than the Mercantile Indebtedness and Manekin Indebtedness.

     For purposes of calculating prorations, UPREIT shall be deemed to be in title to the Interests, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. Bills received after the Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid, in cash, by Contributors, to the extent due and owing. Bills received by Contributors after the Closing Date that relate to expenses incurred, services performed or other amounts allocable to the period on or after the Closing Date, shall be paid, in cash, by the Company, to the extent due and owing.

     17. DESTRUCTION, LOSS OR DIMINUTION OF REAL PROPERTY. If, prior to the Closing, all or any portion of the Real Property is damaged by fire or other natural casualty (collectively, "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively, "EMINENT DOMAIN"), then the following procedures shall apply:

          17.1. If the aggregate cost of repair or replacement in connection with any Damage at the Real Property or the value of the Eminent Domain (collectively, "REPAIR AND/OR REPLACEMENT") is $500,000 or less, UPREIT shall close and take the Interests in question subject to a reduction in the Contribution Consideration otherwise due at the Closing in the full amount of the cost of repair and/or replacement, and the Contributors shall be assigned from the Company all insurance proceeds relating thereto up to $500,000. The deductible shall be paid by Contributors.

          17.2. If the aggregate cost of repair and/or replacement at the Real Property is greater than $500,000, then UPREIT, in its sole and absolute discretion, may elect any of the following options: (i) UPREIT may terminate this Agreement by written notice to Contributors, the Deposit shall be returned to UPREIT and neither party shall have any further liability to the other under this Agreement, except as otherwise provided herein; or (ii) UPREIT may proceed to close on the Interests, in which case the Company shall be entitled to all insurance proceeds but the Contribution Consideration shall be reduced by the deductible applicable to such insurance policy.


     18. DEFAULT; INDEMNITY.

          18.1. DEFAULT BY CONTRIBUTORS. If (i) any of Contributors' representations and warranties contained herein shall not be true and correct, (ii) Contributors fail to perform any of the covenants and agreements contained herein to be performed by Contributors within the time for performance as specified herein (including Contributors' obligation to close), or (iii) any of the UPREIT's Conditions Precedent shall not have been satisfied as of the Closing Date, then UPREIT may elect either to (x) terminate this Agreement by written notice to Contributors in which case the Deposit shall be returned to UPREIT, or (y) close and, except in the case of clause (iii) above, file an action for either or both of specific performance and damages to compel Contributors to cure all or any of such default(s), in whole or in part, whereupon UPREIT shall be entitled to deduct from the Contribution Consideration, the cost of such action and cure, and all reasonable expenses incurred by UPREIT in connection therewith, including, but not limited to, reasonable attorneys' fees. Notwithstanding anything to the contrary herein and in addition to any other remedies of UPREIT, UPREIT shall be entitled to recover actual


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

     (but not consequential) damages suffered by UPREIT by reason of Contributors' defaults hereunder, including UPREIT's Reasonable Costs.

          18.2. DEFAULT BY UPREIT. In the event UPREIT defaults in its obligations to acquire the Interests, then Contributors' sole and exclusive remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. Contributors shall have no other remedy for any default by UPREIT. UPREIT and Contributors acknowledge that the damages to the Contributors resulting from UPREIT's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damages amount set for in this Section 18.2 represents both parties' best efforts to approximate such potential damages.

          18.3. INDEMNIFICATION.

               18.3.1. THE REIT AND THE UPREIT. Contributors agree to and do hereby indemnify, defend and hold harmless REIT, UPREIT and the Indemnified Parties from and against any and all Losses arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Contributors set forth in this Agreement, or any liabilities, obligations or expenses of the Company (other than the Mercantile Indebtedness and the Manekin Indebtedness) accruing prior to Closing whether discovered before or after the Closing.

               18.3.2. CONTRIBUTORS. UPREIT agrees to and does hereby indemnify, defend and hold harmless Contributors from and against any and all Losses (but not consequential damages) arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of UPREIT set forth in this Agreement, whether discovered before or after the Closing.

     19. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to the Real Property, the Interests or of this Agreement shall be made by Contributors during the term of this Agreement. UPREIT may assign all rights in or to the Real Property, the Interests or this Agreement to a single member limited liability company in which its single member is the UPREIT.

     20. LITIGATION. In the event of litigation between the parties with respect to the Real Property, the Interests this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party.

     21. NOTICES. All notices to be provided hereunder shall be in writing and directed as follows:


                  Contributors:             c/o Manekin, LLC
                                            7061 Columbia Gateway Drive
                                            Columbia, Maryland 21046
                                            Attn:  President
                                            Telephone:  (410) 290-1440
                                            Facsimile:  (410) 290-1494

                  With a copy to:           Lonnie M. Ritzer, Esquire
                                            Shapiro Sher & Guinot
                                            36 South Charles Street, 20th Floor
                                            Baltimore, Maryland  21201
                                            Telephone: (410) 385-4221
                                            Facsimile: (410) 539-7611

                  UPREIT:                   Corporate Office Properties Trust
                                            8815 Centre Park Drive
                                            Suite 400
                                            Columbia, MD  21045
                                            Attn:  John Harris Gurley, Esquire
                                            Telephone: (410) 992-7247
                                            Facsimile: (410) 992-7534

                  With a copy to
                  its attorney:             Miles & Stockbridge P.C.
                                            10 Light Street
                                            Baltimore, MD 21202
                                            Attention: Richard E. Levine
                                            Telephone: (410) 385-3536
                                            Facsimile: (410) 385-3700

     Notices be deemed properly delivered and received when and if either (i) personally delivered, including via facsimile; or (ii) on the first business day after deposit with a commercial overnight courier for delivery on the next business day. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section 21.

     22. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in
Section 19 above
and no other person or entity be entitled to rely hereon, receive any benefit here from or enforce against any party hereto any provision hereof.

     23. LIMITATION OF LIABILITY. All liabilities and obligations of UPREIT under this Agreement be those of UPREIT only. Contributors shall not, under this Agreement or any circumstances, look to any person or entity other than UPREIT, including, but not limited to, any Affiliate of UPREIT, for performance or satisfaction of UPREIT's obligations and liabilities in connection with this Agreement. Without limiting the foregoing, none of the REIT or any Affiliate of UPREIT or their respective members, partners and shareholders incur any liability under this Agreement or any document or agreement required in connection with this Agreement, and UPREIT not be required (in connection with this Agreement) to execute any document or agreements that does not expressly exculpate and release such parties and their respective successors, assigns, affiliates, officers, shareholders, partners, employees, agents and representatives from any liability or obligation arising out of, or in connection with, this Agreement. Except as otherwise specifically provided in this Agreement, none of the REIT and UPREIT shall assume or discharge any debts, obligations, liabilities or commitments of Contributors or the Company, fixed or contingent, known or unknown.

     24. BROKERAGE. UPREIT and Contributors each represents to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 24.

     25. REASONABLE EFFORTS. Contributors shall use their reasonable, diligent and good faith efforts, to perform as may be necessary or otherwise reasonably requested by UPREIT to effectuate the Exchange, and to otherwise carry out the purposes of this Agreement.

     26. MISCELLANEOUS.

          26.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

          26.2. CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Contributors and UPREIT have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

          26.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

          26.4. PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

          26.5. EXPENSES. Except to the extent as otherwise expressly provided to the contrary herein, UPREIT and Contributors shall bear its own respective costs and expenses relating to the transactions contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above.

          26.6. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

          26.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

          26.8. FURTHER ASSURANCES. Contributors agree to execute and acknowledge and deliver any further agreements, documents or instruments that are necessary or desirable in the judgment of UPREIT to carry out the transactions contemplated hereby.

          26.9 SURVIVAL. All representations, warranties, covenants and indemnities contained herein shall survive the Closing.

          26.10. ESCROW PROVISIONS. The Title Company shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

               26.10.1. OBLIGATIONS. The Title Company undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations be read into this Agreement against the Title Company.

               26.10.2. RELIANCE. The Title Company may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. The Title Company shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and the Title Company's duties under this Agreement be limited to those provided in this Agreement.

               26.10.3. DISPUTES. If the parties (including the Title Company) are in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by the Title Company, or the application of the Deposit, the Title Company shall hold the Deposit until the receipt of written instructions from both the UPREIT and the Contributors or a final order of a court of competent jurisdiction. In addition, in any such event, the Title Company may, but not be required to, file an action in interpleader to resolve the disagreement. The Title Company shall be indemnified for all costs and reasonable attorneys' fees in its capacity as the Title Company in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written.

                                  CONTRIBUTORS:
                                  MANEKIN INVESTMENT ASSOCIATES 3
                                  LLC, a Maryland limited liability company

                                  By: /s/ Louis C. LaPenna            (SEAL)
                                      --------------------------------
                                      Louis C. LaPenna
                                      Authorized Person

                                  RA & DM, INC.

                                  By: /s/ Louis C. LaPenna            (SEAL)
                                      --------------------------------
                                      Louis C. LaPenna
                                      Vice President

                                  UPREIT:

                                  CORPORATE OFFICE PROPERTIES, L.P.

                                  By:  Corporate Office Properties Trust,
                                       Its general partner


                                  By: /s/ Roger A. Waesche, Jr.      (SEAL)
                                      -------------------------------
                                  Name: Roger A. Waesche, Jr.
                                  Title: Senior Vice President